UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2009
___________

CIRCUIT CITY STORES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-5767 (Commission File Number)	54-0493875 (I.R.S. Employer Identification No.)

9950 Mayland Drive Richmond, Virginia (Address of principal executive offices)	23233 (Zip Code)

Registrant’s telephone number, including area code: (804) 486-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2009, the United States Bankruptcy Court for the Eastern District of Virginia, which has jurisdiction over the reorganization proceedings under Chapter 11 of the United States Bankruptcy Code for Circuit City Stores, Inc. (the “Company”) and each of its wholly-owned United States and Puerto Rican subsidiaries, entered on its docket an order (the “Order”) granting approval of the Agency Agreement by and between Great American Group WF, LLC, Hudson Capital Partners, LLC, SB Capital Group, LLC and Tiger Capital Group, LLC (collectively, the “Agent”) and the Company and all of its wholly-owned United States and Puerto Rican subsidiaries (the “Agreement”).  Under the Agreement, which was effective as of January 15, 2009, the Company appointed the Agent to conduct the sale of the merchandise located at 567 retail stores and distribution centers and, to the extent designated by the Company, to dispose of certain furnishings, trade fixtures, equipment and improvements to real property with respect to such stores and centers.  The determination to enter into the Agreement resulted from the Company’s decision to take the necessary steps to liquidate the assets of the Company and its subsidiaries as part of the Chapter 11 proceedings.

The Agreement sets forth the terms and conditions of the sales at the closing retail stores and distribution centers and the corresponding rights and obligations of the Agent.  The Agreement provides that the sales will commence on January 17, 2009 and will be completed on or before March 31, 2009.  The completion date may be extended by mutual agreement of the parties to the Agreement.

Payments to the Company and the Agent will be made from the proceeds of the sales.  Pursuant to the Agreement, payments will be made first to each of the Company and the Agent to reimburse each party for its expenses with respect to sales.  The Company then will be paid a guaranteed amount equal to 70.5% of the cost value of the merchandise included in the sales, subject to certain adjustments, and the Agent will receive an agent’s fee equal to 1.0% of the cost value of the merchandise.  To the extent that the total proceeds from the sales exceed the sum of expenses, the guaranteed amount and the agent’s fee, the remaining proceeds will be shared, first, 70% to the Company and 30% to the Agent until the Agent has received an aggregate amount equal to 3.0% of the cost value of the merchandise included in the sales and, thereafter, 90% to the Company and 10% to the Agent.

The Agreement contains customary representations, warranties, covenants and indemnities by the Company and the Agent.  Under the Agreement and the Order, the Company and its subsidiaries granted to the Agent a security interest in the merchandise included in the sale, the furnishings, trade fixtures, equipment and improvements to real property located in the closing retail stores and distribution centers, and all proceeds of such merchandise and property.  The security interest is junior to the security interests under the Company’s existing debtor-in-possession credit facility.

A copy of the Agreement is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 16, 2009, the United States Bankruptcy Court for the Eastern District of Virginia approved, at the Company’s request, a plan for the Company to close 567 retail stores and distribution centers.  In addition, on January 16, 2009, the Board of Directors of the Company approved a plan to terminate the employment of all of the Company’s employees.  The approval of each of these plans resulted from the Company’s decision to take the necessary steps to liquidate the assets of the Company and its subsidiaries as part of the Chapter 11 proceedings.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with each of the plan to close retail stores and distribution centers and the plan to terminate the employment of all of the Company’s employees, both with respect to each major type of cost associated with each plan and with respect to the total cost of each plan, or an estimate of the amount or range of amounts that will result in future cash expenditures.

Item 2.06	Material Impairments.

As disclosed in Item 2.05 above, the United States Bankruptcy Court for the Eastern District of Virginia approved, at the Company’s request, a plan for the Company to close 567 retail stores and distribution centers.  The plan will result in a material charge for impairment to certain of the Company’s long-lived assets with respect to those stores, including leasehold improvements and furniture, fixtures and equipment.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts of the impairment charge or an estimate of the amount or range of amounts of the impairment charge that will result in future cash expenditures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2009, the Company provided notice to each of its employees that it is anticipated that each employee’s employment with the Company will terminate on March 21, 2009 or a date within 14 days thereafter that the Company may subsequently provide.  The Company made such notice pursuant to the Worker Adjustment and Retraining Notification Act in connection the Company’s plan to terminate the employment of all of the Company’s employees.  The employees that received this notice included the following individuals who are principal or named executive officers of the Company:  James A. Marcum, Vice Chairman, Acting President and Chief Executive Officer and a director of the Company; Bruce H. Besanko, Executive Vice President and Chief Financial Officer; John T. Harlow, Executive Vice President and Chief Operating Officer; Reginald D. Hedgebeth, Senior Vice President, General Counsel and Secretary; Eric A. Jonas, Jr., Senior Vice President – Human Resources; and Michelle O. Mosier, Vice President and Controller and the Company’s principal accounting officer.  Because the Company will retain certain individuals to manage the process to liquidate the assets of the Company and its subsidiaries as part of the Chapter 11 proceedings, the Company has not yet finalized the specific date of termination for any of these individuals.

In light of the Company's January 16 notice to employees, on January 21, 2009, Bruce H. Besanko, the Company’s Executive Vice President and Chief Financial Officer since 2007, advised the Company that, effective as of February 15, 2009, Mr. Besanko will leave the Company and join OfficeMax Incorporated in the same positions.

When Mr. Besanko leaves the Company, Michelle O. Mosier, Vice President and Controller and the Company’s principal accounting officer, will become also the Company’s principal financial officer.  Ms. Mosier, 43, joined the Company in 2003 as Director – Financial Reporting and was promoted to Vice President in 2005.  She has served as Vice President and Controller since 2007 and will remain in those positions.

Item 8.01	Other Events.

On January 16, 2009, the Company issued a press release announcing that it will liquidate all of its assets as part of its Chapter 11 proceedings.  The Company does not anticipate that any liquidation payments will be made to its equity security holders.

The press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Agency Agreement, dated as of January 15, 2009, by and between Great American Group WF, LLC, Hudson Capital Partners, LLC, SB Capital Group, LLC and Tiger Capital Group, LLC and Circuit City Stores, Inc. and each of its wholly-owned United States and Puerto Rican subsidiaries

99.1	Press release issued January 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT CITY STORES, INC.
(Registrant)

Date: January 23, 2009	By: /s/Reginald D. Hedgebeth
Reginald D. Hedgebeth
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agency Agreement, dated as of January 15, 2009, by and between Great American Group WF, LLC, Hudson Capital Partners, LLC, SB Capital Group, LLC and Tiger Capital Group, LLC and Circuit City Stores, Inc. and each of its wholly-owned United States and Puerto Rican subsidiaries

99.1	Press release issued January 16, 2009